UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 8, 2017

Date of Report (date of earliest event reported)

ASCENA RETAIL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-11736	30-0641353
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

933 MacArthur Boulevard

Mahwah, New Jersey 07430

(Address of principal executive offices, including zip code)

(551) 777-6700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Directors

On June 8, 2017, the Board of Directors (the “Board”) of Ascena Retail Group, Inc. (the “Company”) increased the size of the Board to ten directors pursuant to the Company’s by-laws, and appointed Marc Lasry and Stacey Rauch to fill the vacancy created by such increase and the existing vacancy on the Board, each as members of the class of directors whose terms of office expire at the Company’s 2019 Annual Meeting of Stockholders (the “2019 Class”), effective immediately. Following these appointments, the 2019 Class consists of four directors.

On June 8, 2017, the Company issued a press release announcing Mr. Lasry and Ms. Rauch’s appointments to the Board, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Amendment and Restatement of Executive Severance Plan

On June 8, 2017 (the “Restatement Date”), the Compensation and Stock Incentive Committee (the “Committee”) of the Board adopted an amendment and restatement (the “Restatement”) of the Company’s Executive Severance Plan (the “Plan”) that provides for the following amendments, which are intended to align the Plan with prevailing market practices and to give the Company additional flexibility in administering the Plan:

•	Prior to a change in control, participants will be required to notify the Company that they have accepted new employment or other service, and thereafter the Company may reduce its obligation to pay the participant’s base salary severance dollar-for-dollar for every dollar that the participant earns in base salary during the severance period from the participant’s new employer;

•	In order to receive continued health coverage, participants will be required to timely pay health care continuation premiums at the active employee rate;

•	The definition of “Good Reason” in the Plan (which applies only following a change in control) was revised to clarify the circumstances in which a reduction in base salary and/or benefits will constitute “Good Reason” under the Plan;

•	The definition of “Eligible Employee” was revised to clarify that such term does not include any temporary employee, independent contractor, consultant or any other person or entity that the Company does not classify or treat as an employee;

•	The Company reduced the value of outplacement services provided following a participant’s separation from service; and

•	The Plan was amended to remove the restriction that any amendment or termination of the Plan only becomes effective one year after written notice is given to participants.

These changes are generally effective on the Restatement Date (for participants who become eligible to participate in the Plan following the Restatement Date) and effective on the first anniversary of the date the Company provides written notice to participants of the Restatement (for participants who were eligible to participate in the Plan immediately prior to the Restatement Date).

The foregoing description of the Restatement does not purport to be complete and is qualified in its entirety by reference to the Restatement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No	Description

10.1	Ascena Retail Group, Inc. Executive Severance Plan, amended and restated effective as of June 8, 2017.

99.1	Press Release dated June 8, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENA RETAIL GROUP, INC.

Date: June 8, 2017	By:	/s/ Duane D. Holloway
		Name:	Duane D. Holloway
		Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No	Description

10.1	Ascena Retail Group, Inc. Executive Severance Plan, amended and restated effective as of June 8, 2017.

99.1	Press Release dated June 8, 2017.